Exhibit 99.1

From: David Sherbin
Date: Friday, October 20, 2023 at 3:44 PM
To: Tom Berman
Subject: Board of Directors

Dear Tom,

I am writing to inform you that I have decided to step down from the Board of Directors of Nano Magic, effective immediately. I am stepping down for personal reasons, and I want to make clear that I have no disagreement with senior management, the Board or the Company’s auditors.

I have enjoyed my time on the Board and getting to know you and the other directors. I truly wish you and the Company much success in the future.

Regards,

David M. Sherbin